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                                                                    EXHIBIT 3.24

                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE
                         ------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "CHOICECONTENT.COM, INC.", A DELAWARE CORPORATION,

        WITH AND INTO "WEB YP, INC." UNDER THE NAME OF "CHOICECONTENT.COM, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF TEXAS, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2000, AT 5 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                          /s/ Edward J. Freel
                                          --------------------------------------
                             [SEAL]       Edward J. Freel, Secretary of State

                                          AUTHENTICATION:  0875368


                                                                 DATE:  12-22-00



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                               ARTICLES OF MERGER
                                       OF
                            ACG ACQUISITION VI CORP.
                                  WITH AND INTO
                                  WEB YP, INC.


The undersigned corporations hereby certify that:

        (1) The name and state of incorporation of each of the constituent corporations are:

                (a) ACG Acquisition VI Corp., a Delaware corporation ("ACG VI"); and

                (b)     Web YP, Inc., a Texas corporation ("Web YP").

        (2) An agreement and plan of merger has been approved by each of the constituent corporations in accordance with the provisions of the General Corporation Law of the State of Delaware and the Texas Business Corporation Act.

        (3) Web YP will be the surviving corporation in the merger.

        (4) The Articles of Incorporation of Web YP as in effect immediately prior to the merger shall be the Articles of Incorporation of the surviving corporation.

        (5) The executed agreement and plan of merger is on file at the principal place of business of Web YP at 4515 South Georgia, Suite 118, Amarillo, Texas 79102.

        (6) A copy of the executed agreement and plan of merger will be furnished by Web YP upon written request and without cost, to any shareholder of ACG VI or Web YP.

        (7) ACG VI has authorized capital stock consisting of 1,000 shares of common stock, par value $.0l per share (the "ACG VI Common Stock"), of which 1,000 shares are issued, outstanding and entitled to vote upon the agreement and plan of merger. Pursuant to a written action executed effective as of February 16, 2000, the sole stockholder of ACG VI voted 1,000 shares of ACG VI Common Stock in favor of the agreement and plan of merger and 0 shares of ACG VI Common Stock were voted against the agreement and plan of merger.

        (8) Web YP has authorized capital stock consisting of 10,044 shares of common stock, no par value per share (the "Web YP Common Stock"), of which 6,090 shares are issued and outstanding on the date hereof. Pursuant to action by unanimous written consent without a meeting, dated as of October 27, 1999 at which time the issued and outstanding capital stock of Web YP consisted of 6,086 shares of common stock, all 6,086 shares of Web YP Common Stock voted in favor of the agreement and plan of merger and 0 shares of Web YP Common Stock voted against the agreement and plan of merger.



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        (9) The agreement and plan of merger was duly authorized by all action required under the General Corporation Law of the State of Delaware under which ACG VI was incorporated and as required by ACG VI's constituent documents.


        IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed as of February 18, 2000.

ACG ACQUISITION VI CORP.


By:  /s/ Richard A. O'Neal
     ------------------------------------
         Richard A. O'Neal, President

WEB YP, INC.


By:  /s/ [NAME ILLEGIBLE]
     ------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------



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                               AGREEMENT OF MERGER


        THIS AGREEMENT OF MERGER (the "Merger Agreement") is entered into as of the 18th day of February, 2000, by and between WEB YP, INC., a Texas corporation ("Web YP" or the "Surviving Corporation"), which will be the surviving corporation in the merger, and ACG ACQUISITION VI CORP., a Delaware corporation ("Newco"), which will be merged into Web YP. Web YP and Newco are sometimes collectively referred to herein as the "Constituent Corporations."

                                   WITNESSETH:

        WHEREAS, Web YP is a corporation duly organized and existing under the laws of the State of Texas having an authorized capital stock of 10,044 shares of Common Stock, without par value (the "Common Stock of Web YP"), of which 6,090 shares are issued and outstanding; and

        WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Delaware having an authorized capital stock of 1,000 shares of Common Stock, $.01 par value per share (the "Common Stock of Newco"), of which 1,000 shares are issued and outstanding; and

        WHEREAS, the respective Boards of Directors of Web YP and Newco deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Newco be merged (the "Merger") with and into Web YP, which shall be the Surviving Corporation, as authorized by the Texas Business Corporation Act ("TBCA") and the General Corporation Law of the State of Delaware ("DGCL"), under and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Merger Agreement; and

        WHEREAS, Web YP, Newco, Advanced Communications Group, Inc. ("ACG"), a Delaware corporation and the parent corporation of Newco, and certain shareholders of Web YP have entered into that certain Acquisition Agreement dated as of June 3, 1999 (the "Plan"), which contains, among other things, certain representations, warranties and covenants in connection with the Merger; and

        WHEREAS, the Plan provides that, at the effective time of the Merger, each outstanding share of common stock of Web YP will be converted into the right to receive 309.0909 shares of common stock of ACG.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purposes of setting forth
(i) the terms and conditions of the Merger, (ii) the manner of converting the shares of Web YP into shares of ACG, and (iii) such other details and provisions as are deemed necessary or desirable, the parties hereby agree as follows:

                                    ARTICLE I
                       TERMS AND CONDITIONS OF THE MERGER

        Section 1.1 MERGER. In accordance with the provisions of this Merger Agreement and the requirements of the TCBA and the DGCL, at the Effective Time (as hereinafter defined), Newco shall be



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merged with and into Web YP, and the separate existence of Newco shall cease.
Web YP shall be the Surviving Corporation in the Merger and shall continue its existence as a Texas corporation.

        Section 1.2. RIGHTS AND OBLIGATIONS OF THE SURVIVING CORPORATION. The Surviving Corporation shall succeed, without other transfer, to all the rights and properties of Newco and shall be subject to all the debts and liabilities of Newco in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the properties of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of Newco shall be limited to the property subject thereto immediately prior to the Effective Time.

        Section 1.3 LEGAL PROCEEDINGS. Any action or proceeding pending by or against Newco may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

        Section 1.4 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. At the Effective Time, the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Time shall continue to be the members of the Board of Directors of the Surviving Corporation immediately after the Merger.

        Section 1.5 OFFICERS OF THE SURVIVING CORPORATION. Each officer of Web YP in office at the Effective Time shall commence to be an officer of the Surviving Corporation and shall hold the same office of the Surviving Corporation from the Effective Time until the Board of Directors of the Surviving Corporation shall otherwise determine or as otherwise provided in the Bylaws of the Surviving Corporation.

        Section 1.6 EFFECTIVE TIME. The Merger shall become effective when Articles of Merger conforming to the requirements of Section 5.04 of the TBCA have been filed in the office of the Texas Secretary of State, and a Certificate of Merger conforming to the requirements of Section 252 of the DGCL has been filed with the Delaware Secretary of State. The time and date at which the Merger so becomes effective is referred to herein as the "Effective Time."

                                   ARTICLE II
                      MANNER AND BASIS OF CONVERTING SHARES

        Section 2.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                (a) Each share of Common Stock of Web YP outstanding at the Effective Time, other than shares held by shareholders who perfect their rights as dissenting shareholders under the TBCA, shall be converted into 309.0909 (three hundred nine and .0909 )shares of Common Stock of ACG, $.000l par value per share (the "Common Stock of ACG"). This conversion ratio is subject to adjustment, as provided in the Plan, in the event not all warrants and options are exercised.

                (b) All shares of Common Stock of Newco outstanding at the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.



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The shares of Common Stock of ACG into which shares of the Common Stock of Web
YP are to be converted pursuant to this Article II shall be issued in full satisfaction of all rights pertaining to such converted shares.

        Section 2.2 EXCHANGE OF CERTIFICATES. The conversion of shares provided by this Merger Agreement shall occur automatically at the Effective Time. After the Effective Time, (a) each holder of shares of Common Stock of Web YP immediately prior to the Effective Time shall be entitled to receive, upon the surrender to ACG of the certificate or certificates representing such shares, one or more certificates representing the shares of Common Stock of ACG into which such shares have been converted in the Merger, and (b) ACG, as the holder of all of the outstanding shares of the Common Stock of Newco immediately prior to the Effective Time, shall be entitled to receive, upon the surrender to the Surviving Corporation of the certificate or certificates representing such shares, a certificate representing the Common Stock of the Surviving Corporation into which such shares have been converted in the Merger.

        Section 2.3 DIVIDENDS. Notwithstanding that the conversion of shares pursuant to this Merger Agreement is automatic at the Effective Time without any action on the part of the shareholder, and that such automatic conversion is effective with respect to voting of shares, dividends shall not be paid on the converted shares until the surrender of certificates as provided in Section 2.2, but the amount of such dividends shall be set aside. Upon such surrender of the certificate or certificates, the dividends thus set aside shall be paid without interest.

        Section 2.4 FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any shares of Common Stock of Web YP. All shares (including fractions thereof) issuable upon conversion of more than one share of Common Stock of Web YP by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock of ACG, the holder who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the fraction of a share represented by such fractional share multiplied by Five and 50/100 Dollars ($5.50).

                                   ARTICLE III
                      ARTICLES OF INCORPORATION AND BYLAWS

        Section 3.1 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. At the Effective Time, the Articles of Incorporation of Web YP shall be and constitute the Articles of Incorporation of the Surviving Corporation following the Effective Time.

        Section 3.2 BYLAWS OF THE SURVIVING CORPORATION. At the Effective Time, the Bylaws of Newco shall be and constitute the Bylaws of the Surviving Corporation following the Effective Time.

                                   ARTICLE IV
                                     GENERAL

        Section 4.1 TERMINATION AND AMENDMENT. This Merger Agreement may be terminated or amended in any respect at any time prior to the Effective Time of the Merger, whether before or after action thereon by the shareholders of the Constituent Corporations, by the mutual consent of the respective Board of Directors of the Constituent Corporations. In addition, this Merger Agreement shall automatically terminate, without any action on the part of the Constituent Corporations, concurrently with any termination of the Plan.

        Section 4.2 COUNTERPARTS. For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

        Section 4.3 ENTIRE AGREEMENT. This Merger Agreement and the Plan, taken together, contain the entire agreement of the parties concerning the subject matter hereof and thereof and supersede any prior written or oral agreements between them concerning the subject matter hereof and thereof. This Merger Agreement and the Plan are intended to be construed together in order to effectuate their purposes. This Merger Agreement cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

        Section 4.4 FURTHER ASSISTANCE. After the Effective Time, Newco, through the persons who were its officers immediately prior to the Effective Time, shall from time to time upon request by the Surviving Corporation execute and deliver all such documents and instruments and take all such actions as the Surviving Corporation may request in order to vest or evidence the vesting in the Surviving Corporation of title to and possession of all rights, properties, assets and business of Newco, or otherwise to carry out the full intent and purposes of this Merger Agreement.

        Section 4.5 GOVERNING LAW. This Merger Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware.



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        IN WITNESS WHEREOF, the undersigned have executed this Agreement of
Merger as of the date first set forth above.

ACG ACQUISITION VI CORP


By:  /s/ Richard A. O'Neal
     ------------------------------------
        Richard A. O'Neal, President


WEB YP, INC.


By:  /s/ [NAME ILLEGIBLE]
     ------------------------------------
Name:
     ------------------------------------
Title
      -----------------------------------

                            ARTICLES OF INCORPORATION

                                       OF

                                  WEB YP, INC.


                                   ARTICLE ONE

        The name of the corporation is Web YP, Inc.

                                   ARTICLE TWO

        The period of its duration is perpetual.

                                  ARTICLE THREE

        The purpose for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

        The aggregate number of shares which the corporation shall have authority to issue is 10,000 shares of no par value.

                                  ARTICLE FIVE

        The corporation will not commence business until it has received consideration of the value of $1,000.00 consisting of money, labor done, or property actually received, for the issuance of its shares.

                                   ARTICLE SIX

        The street address of its initial registered office is 2400 Lakeview, Suite 109, Amarillo, Texas 79109, and the name of its initial registered agent at that address is Richard O'Neal.

                                  ARTICLE SEVEN

        The number of initial directors is two. The names and addresses of the director are as follows:

        Richard O'Neal       2400 Lakeview, Suite 109, Amarillo, Texas, 79109
        Dick Reid            3701 Plains Blvd., Unit 16, Amarillo, Texas, 79102

                                  ARTICLE EIGHT

        The shareholders of the corporation shall not have pre-emptive rights.



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                                  ARTICLE NINE

        The shareholders of the corporation shall not be entitled to cumulate their votes in the election of directors.

                                   ARTICLE TEN

        The name and address of the incorporator is Mitch D. Carthel, P.O. Box 2667, Amarillo, Texas 79105-2667.

        IN WITNESS WHEREOF, I have executed these Articles of Incorporation on the 10th day of September, 1997.


                                     /s/ Mitch D. Carthel
                                    --------------------------------------------
                                    Mitch D. Carthel, Incorporator

THE STATE OF TEXAS           Section
                             Section
COUNTY OF POTTER             Section

        I, the undersigned, a Notary Public, do hereby certify that on this 10th day of September, 1997, personally appeared MITCH D. CARTHEL, who being by me first duly sworn, declared that he is the person who signed the foregoing documents as incorporator, and that the statements therein contained are true.

                                              /s/ [NAME ILLEGIBLE]
                                            ------------------------------------
                                            NOTARY PUBLIC, STATE OF TEXAS